Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements No. 333-259733 and No. 333-261186 of Spire Global, Inc., of our report dated February 10, 2022 with respect to the consolidated financial statements of exactEarth Ltd. (the “Company”) as at and for the year ended October 31, 2020, appearing in this Current Report on Form 8-K/A of Spire Global, Inc.

/s/ Ernst & Young LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

February 14, 2022